Exhibit 4.8

No.	$5,000.00

BROOKE CREDIT CORPORATION

9.125% BOND SERIES 2000F DUE JULY 1, 2004

BROOKE CREDIT CORPORATION, a corporation duly organized and existing under the laws of the State of Kansas (hereinafter referred to as the “Company”), for value received, hereby promises to pay the registered holder hereof, the principal sum of

FIVE THOUSAND DOLLARS ($5,000.00)

On the 1st day of July, 2004, in such coin or currency of the United States of America at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon at the last known address of the registered holder from the date hereof at the rate of nine and one-hundred twenty-five thousandths percent (9.125%) per annum, semi-annually on January 1st and July 1st of each year, commencing on January 1, 2001 or the next payment date following issue if issued thereafter.

This bond is one of a duly authorized issue of bonds of the Company limited to the aggregate principal amount of $5,000,000.00 issued or to be issued. The Company covenants not to pay dividends to its stockholders, except as to bondholders, not voluntarily secure or otherwise encumber Company’s assets; not to issue any bonds debentures or notes senior to this issue, although it may issue bonds of equal seniority, not hold assets acquired through foreclosure for more than thirty-six (36) months; and not use bonds proceeds for any purposes other than funding loans or purchasing accounts and commissions receivables, nor to redeem stock of the Company. Principal shall not be paid until maturity and are not, therefore, callable by the Company and are not puttable by the holder.

This bond may be registered as to principal, in the holder’s name, on the books of the Company, at its office such registration being noted hereon, after which no transfer hereof shall be valid unless made at the Company’s office by the registered holder hereof, or by the holder’s attorney-in-fact duly authorized in writing and similarly noted hereon.

Payment to the registered holder hereof of principal or interest shall be a complete discharge of the Company’s liability with respect such payment.

No Recourse shall be had for the payment of the principal of, or interest upon this bond, or for any claim based thereon or otherwise against any incorporator, shareholder, officer, director or attorney, past, present or future, of the Company, whether by virtue of any constitution, statute, rule of law, enforcement of any assessment or penalty or by reason of any matter prior to the delivery of this note or otherwise, all such liability, by the acceptance hereof and as part of the consideration of the issue hereof, being expressly waived.

This Bond is one of an authorized issue of Bonds of the Company, all issued and to be issued under an Indenture executed by the Company to the First National Bank & Trust Company, Phillipsburg, Kansas, as Trustee, dated as of July 31, 1997, to which Indenture reference is hereby made for a description of the rights, obligations, duties and immunities thereunder of the Trustee and the rights and limitations of rights thereunder of the bondholders, and the rights and obligations thereunder of the Company. As provided in the Indenture, said Bonds will be issued in denominations of $5,000, may bear interest at the different rates and have different maturity dates.

ALTHOUGH REGISTERED UNDER STATE SECURITIES LAWS, THIS BOND HAS NOT BEEN REGISTERED UNDER FEDERAL LAW PURSUANT TO CERTAIN EXEMPTIONS THEREUNDER. THIS BOND HAS NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AGENCY, AND NO REGULATORY BODY HAS PASSED UPON OR ENDORSED THE ACCURACY, ADEQUACY OR COMPLETENESS OF THIS BOND. THIS BOND MAY NOT BE SOLD, GYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. AS AMENDED (THE “SECURITIES ACT”) AND APPLICABLE STATE SECURITIES LAWS OR IN THE OPINION OF COUNSEL TO THE COMPANY AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND STATE SECURITIES LAWS IS AVAILABLE. TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTION. PRIOR TO THE DATE NINE MONTHS FROM THE DATE OF THE LAST SALE OF SECURITIES OF THE ISSUE OF WHICH THIS SECURITY IS A PART, NO TRANSFERS, SALES OR ASSIGNMENTS OF THE SECURITY OR ANY INTEREST THEREIN SHALL OCCUR TO NON-RESIDENTS OF THE STATE OF KANSAS.

IN WITNESS WHEREOF, the Company has signed and sealed this Bond on this      day of             , 20

BROOKE CREDIT CORPORATION

BY:
SEAL		President

Attest:
Secretary

The First National Bank & Trust Co., Phillipsburg, Kansas, hereby authenticates this bond as one of the Bonds described in the within mentioned Indenture.

By:
Authorized Officer

BROOKE CREDIT CORPORATION

CONFIRMATION OF OFFER TO PURCHASE

Offer to Purchase The undersigned (the Purchaser) hereby offers to purchase bonds of Brooke Credit Corporation, a Kansas corporation (the Company), under the terms of this agreement (Agreement) and the Prospectus dated December 18, 2000 (Prospectus). Purchaser understands that the Bonds are offered subject to prior sale and to withdrawal, cancellation or modification of the offer and subject to the right of the Company to reject this offer in whole or in part.

2. Representations by Purchaser The Purchaser hereby represents to the Company that:

a. The bonds for which this offer is made will be acquired solely for the Purchaser’s own account for investment and not on behalf of other persons and not with a view to or for resale, fractionalization, division, or distribution thereof, or grant of any participation therein, and it has no present intent of distributing or selling to any other person any of the Bonds or granting any participation therein;

b. The Purchaser will not sell, transfer or otherwise dispose of all or any part of the Bonds without receipt of an unqualified opinion of counsel acceptable to the Company that neither the transfer nor any offering in connection therewith was required to be registered under either the Securities Act of 1933, as amended (the Act) or any applicable state securities laws if such an opinion is required by the Company.

c. The Purchaser is aware that currently no public market exists for the sale of the bonds and that no public market is expected to develop as a result of this offering, and that for nine months from and after purchase, it may sell or dispose of the Bonds only to another resident of the state of Kansas, and that it understands that its right to transfer the Bonds will be so restricted as set forth in the Prospectus.

d. The Purchaser is aware of each certificate evidencing the Bonds will contain conspicuous legend referencing the transfer restrictions imposed by the securities laws as set forth in the Prospectus and agrees that a stop transfer order shall be placed on the transfer books maintained with respect to the Bonds which gives effect to such transfer restrictions.

e. The Purchaser recognizes that an investment in the Bonds involves risks, including those set forth under the caption “Risk Factors” in the Prospectus, and that Subscriber understands such risk;

f. The Purchaser has received a copy of the prospectus dated December 18, 2000.

g. The Purchaser has such knowledge and experience in business and financial matters as to be capable of evaluating the Company and the proposed activities thereof and the risks and merits of an investment in the Bond and making an informed investment decision thereon;

h. The Purchaser certifies that (i) no other person has any direct or indirect beneficial interest in the Bonds, (ii) it is not acting as an underwriter or directly or indirectly participating in any underwriting of the Bonds, (iii) it has not formed any entity for the purpose of making the investments in the Bonds, and (iv) it does not have any contract, undertaking, agreement, arrangement or understanding with any person which is contrary to the representations, warranties and agreements contained herein.

i. The Purchaser has not distributed the Prospectus to anyone other than the Purchaser or its advisors, if any, had access to the Prospectus nor has Purchaser made any copies of the Prospectus.

j. Purchaser is an adult resident of the state of Kansas and has been a resident of Kansas for nine (9) or more months immediately proceeding the purchase hereof.

k. The Purchaser has a net worth, exclusive of personal residence, furnishings and automobiles, of at least $100,000 or an annual income of at least $50,000 and the principal amount of bonds purchased does not exceed 10% of net worth, exclusive of personal residence, furnishings and automobiles.

3. Additional Representations, The Purchaser is duly organized and validly existing under the laws of the state of formation, (ii) it is authorized and otherwise duly empowered to acquire and own the Bonds subscribed hereby and to execute this agreement, (iii) it was not formed for the specific purpose of acquiring an investment in the Company. (iv) this agreement is a valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, and (v) it has its principal place of business within the State designated under its name below.

4. Indemnification. The Purchaser agrees to indemnify and hold harmless the Company, its officers, directors, employees, shareholders and affiliates, and any person acting on behalf of the Company, from and against any and all damage, loss, liability, cost and expense (including attorney’s fees) which any of them may incur by reason of the failure by the Purchaser to fulfill any of the terms or conditions of this agreement, or by reason of any breach of the representations and warranties made by the Purchaser herein. All representation, warranties and covenants contained in this agreement, and the indemnification contained in the Section 4 shall survive the acceptance of this agreement.

5. Verification. The Purchaser hereby authorizes the Company to verify any of the information set forth in this agreement. The Purchaser understands that it may be required to furnish additional information.

6. Applicable Law. This agreement shall be construed in accordance with and governed by the laws of the State of Kansas.

7. Binding Effect. This agreement shall be binding upon the insure to the benefit of the parties hereto, its legal representatives, successors and permitted assigns.

8. Entire Agreement; Modification. The agreement constitutes the entire agreement among the parties pertaining to the purchase of the bonds, as set forth herein, and supersedes any prior understanding, and neither this agreement nor any provisions hereof shall be waived, modified or terminated except by an instrument in writing signed by the party against whom any waiver, modification or termination is sought.

9. Assignability. The Purchaser agrees not to transfer or assign this agreement or any of the Purchaser’s interest therein.

MUST BE COMPLETED BY PURCHASER

Series and Number Bonds, the Purchaser hereby offers to purchase Bonds in the series and following principal amounts. (Must by evenly divisible by $5,000.00 as bonds are in $5,000.00 denominations)

$                    Series 200F 9.125% Bonds due July 1, 2004.

Title of Ownership. The Name in which the Bonds are to be held is:

Name:

Mailing Address City:

State: Zip SSAN:

Delivery Instructions. This offer must be executed by the Purchaser and forwarded to the Company at its address, 205 F Street, P.O. Box 426, Phillipsburg, KS, 67661. The principal amount for bonds purchased must be paid on the next business day following execution. Payment shall be made check or money order payable to First National Bank & Trust, Phillipsburg, KS, and attached to this confirmation. The offer by Purchaser will be deemed to have been accepted by the Company unless the Company returns said funds to purchaser prior to the conclusion of the next regular business day following receipt thereof. The Company shall deliver the bond (s) to Purchaser within thirty (30) days of receipt of this agreement.

Signature
Date
Title
(If business entity)